Exhibit 99.2

TRADING DATA

The following table sets forth all transactions in the Common Stock of the Issuer effected in the last sixty days by the Sachem Head Funds. Except as otherwise noted below, all such transactions were purchases or sales of shares of Common Stock effected in the open market, and the table excludes commissions paid in per share prices.

Name	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Strike Price ($)	Expiration Date
Sachem Head LP	8/23/2021	Buy	148,700	33.06	OTC physically settled total return swap	N/A	8/27/2024
Sachem Head LP	8/24/2021	Buy	145,726	33.70	OTC physically settled total return swap	N/A	8/28/2024
Sachem Head LP	9/1/2021	Sell	29,104	34.00	OTC physically settled total return swap*	N/A	5/9/2024
Sachem Head LP	9/9/2021	Sell	16,400	4.76	OTC Call Option*	40.00	12/15/2023
Sachem Head LP	9/9/2021	Sell	65,300	2.63	OTC Call Option*	50.00	12/15/2023
Sachem Head LP	9/30/2021	Buy	118,280	34.82	OTC physically settled total return swap	N/A	10/2/2024
Sachem Head LP	10/1/2021	Buy	59,490	35.88	OTC physically settled total return swap	N/A	10/3/2024
Sachem Head LP	10/1/2021	Buy	10,000	5.39	OTC Call Option*	40.00	12/15/2023
Sachem Head LP	10/1/2021	Buy	30,000	2.99	OTC Call Option*	50.00	12/15/2023
Sachem Head LP	10/4/2021	Buy	118,980	36.20	OTC physically settled total return swap	N/A	10/8/2024
Sachem Head LP	10/5/2021	Buy	71,388	36.18	OTC physically settled total return swap	N/A	10/9/2024
Sachem Head Master LP	8/23/2021	Buy	101,300	33.06	OTC physically settled total return swap	N/A	8/27/2024
Sachem Head Master LP	8/24/2021	Buy	99,274	33.70	OTC physically settled total return swap	N/A	8/28/2024
Sachem Head Master LP	9/1/2021	Buy	29,104	34.00	OTC physically settled total return swap*	N/A	8/29/2024
Sachem Head Master LP	9/9/2021	Sell	10,900	4.76	OTC Call Option*	40.00	12/15/2023
Sachem Head Master LP	9/9/2021	Sell	43,700	2.63	OTC Call Option*	50.00	12/15/2023
Sachem Head Master LP	9/30/2021	Buy	81,720	34.82	OTC physically settled total return swap	N/A	10/2/2024
Sachem Head Master LP	10/1/2021	Buy	40,510	35.88	OTC physically settled total return swap*	N/A	10/3/2024
Sachem Head Master LP	10/1/2021	Sell	10,000	5.39	OTC Call Option*	40.00	12/15/2023
Sachem Head Master LP	10/1/2021	Sell	30,000	2.99	OTC Call Option*	50.00	12/15/2023
Sachem Head Master LP	10/4/2021	Buy	81,020	36.20	OTC physically settled total return swap	N/A	10/8/2024
Sachem Head Master LP	10/5/2021	Buy	48,612	36.18	OTC physically settled total return swap*	N/A	10/9/2024
SH Sagamore Master VIII Ltd.	9/9/2021	Buy	24,100	4.76	OTC Call Option*	40.00	12/15/2023
SH Sagamore Master VIII Ltd.	9/9/2021	Buy	96,200	2.63	OTC Call Option*	50.00	12/15/2023
SH Stony Creek Master Ltd.	9/9/2021	Buy	3,200	4.76	OTC Call Option*	40.00	12/15/2023
SH Stony Creek Master Ltd.	9/9/2021	Buy	12,800	2.63	OTC Call Option*	50.00	12/15/2023

* Trade represents a rebalancing transaction.